Exhibit 99.1

Validus Holdings, Ltd. Bermuda Commercial Bank Building 19 Par-la-Ville Road Hamilton, HM 11 Bermuda

May 5, 2009	Mailing Address: Suite 1790 48 Par-la-Ville Road Hamilton, HM 11 Bermuda

Telephone: (441) 278-9000 Facsimile: (441) 278-9090 Website: www.validusre.bm
ADDITIONAL DISCLOSURE ON THE VALIDUS HOLDINGS, LTD. (“VALIDUS”)
CONSOLIDATED INVESTMENT PORTFOLIO (THE “PORTFOLIO”)
As of March 31, 2009, the Portfolio had a fair market value of $3,462.7 million. Validus is providing the following additional disclosure on the composition of its Portfolio in response to the continued volatility in the global credit markets.
Validus Mortgage-Backed And Asset-Backed Securities Portfolio
Market Values (in USD MM) as of March 31, 2009

	RATING
	Gov't	AAA	AA	A	BBB	BB	B	Other	Total
Mortgage-Backed Securities
Residential Mortgage-Backed GNMA	71.0	—	—	—	—	—	—	—	71.0
FNMA	287.8	—	—	—	—	—	—	—	287.8
Freddie Mac	175.1	—	—	—	—	—	—	—	175.1

Total Agency RMBS	533.9	—	—	—	—	—	—	—	533.9
Non-Agency RMBS	—	101.8	12.9	15.0	4.2	8.9	28.0	36.6	207.4

Total Residential Mortgage-Backed	533.9	101.8	12.9	15.0	4.2	8.9	28.0	36.6	741.3
Commercial Mortgage-Backed	—	88.5	—	—	—	—	—	—	88.5

Total Mortgage-Backed Securities	533.9	190.3	12.9	15.0	4.2	8.9	28.0	36.6	829.8
Asset-Backed Securities
Sub Prime	—	3.2	—	1.5	—	—	—	—	4.7
Credit Cards	—	9.8	—	—	—	—	—	—	9.8
Autos	—	68.2	1.0	—	1.1	—	—	—	70.3
Stranded Cost & UK ABS	—	10.3	—	—	—	—	—	—	10.3

Total Asset-Backed Securities	—	91.5	1.0	1.5	1.1	—	—	—	95.1

Total Asset-Backed and Mortgage-Backed Securities									924.9

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Residential Mortgage Backed Securities (“RMBS”) (21.4% of total cash and investments*)
GSE (Government Sponsored Enterprise) RMBS (15.4%)
The Portfolio contains $533.9 million in GSE residential mortgage-backed securities.
Validus’ GSE RMBS allocation has a weighted-average effective duration of 1.4 years; a weighted-average life of 2.5 years; a fair market price of 103.89 and corresponding yield of 3.2%; a book yield of 5.0% and an unrealized gain of approximately $12.5 million.
Non-Agency RMBS — Prime (3.3%)
The Portfolio’s $113.8 million prime non-Agency RMBS allocation includes $88.2 million of AAA rated securities. All of these securities were originally rated AAA at the time of purchase. 61.5% of Validus’ prime non-Agency allocation consists of securities whose loans were originated in 2005 and prior; 19.3% of the prime RMBS allocation was issued in 2006. The allocation has a weighted average current credit enhancement of 8.2%, which will increase as the securities pay down. The allocation has a weighted-average FICO score of 739 and a loan-to-value ratio of 65.6%.
Validus’ overall prime non-agency allocation has a weighted-average effective duration of 1.8 years; a weighted-average life of 3.2 years; a fair market price of 71.98 and corresponding yield of 21.3%; an equivalent weighted-average book yield of 5.4%; and an unrealized loss of approximately $47.1 million.
The following table shows fair market values by vintage year and rating:
Fair Market Values (in USD MM) of Prime non-Agency RMBS by Vintage Year & Rating

Vintage	AAA	AA	A	BBB	BB and below	Total
2007	17.5	—	4.0	—	—	21.5
2006	7.6	6.8	7.5	—	—	21.9
2005	32.5	1.7	2.0	—	3.0	39.2
2004 and prior	30.6	0.6	—	—	—	31.2

Total	88.2	9.1	13.5	—	3.0	113.8

Note:	Lower of Moody’s or Standard & Poor’s rating, presented in Standard & Poor’s equivalent rating.
Non-Agency RMBS — Alt-A (2.7%)
14.6% of the Portfolio’s $93.6 million Alt-A non-Agency RMBS allocation consists of AAA rated securities. All of these securities were originally rated AAA at the time of purchase. 49.1% of Validus’ Alt-A non-Agency allocation consists of securities whose loans were originated in 2006 and prior. The allocation has a weighted average current credit enhancement of 24.5%, which will increase as the securities pay down. The allocation has a weighted-average FICO score of 711 and a loan-to-value ratio of 77.6%.
Validus’ overall Alt-A non-agency allocation has a weighted-average effective duration of 1.8 years; a weighted-average life of 4.0 years; a fair market price of 76.72 and corresponding yield of 8.9%; an equivalent weighted average book yield of 3.6%; and an unrealized loss of approximately $28.1 million.
The Company determined that markets for certain of its non-agency RMBS (“identified non-agency RMBS securities”), primarily Alt-A, were illiquid at March 31, 2009. As a result, the identified non-agency RMBS securities were deemed to be Level 3 securities as defined by Financial Accounting Standard 157 (“FAS 157”). The Company applied the guidance in FSP FAS 157-3 to determine the fair market value of the identified non-agency RMBS securities using a discounted cash flow model.
The following table shows fair market values by vintage year and rating:
Fair Market Values (in USD MM) of Alt-A non-Agency RMBS by Vintage Year & Rating

Vintage	AAA	AA	A	BBB	BB and below	Total
2007	7.0	3.9	—	—	36.7	47.6
2006	—	—	—	—	21.0	21.0
2005	4.1	—	1.6	4.2	12.5	22.4
2004 and prior	2.6	—	—	—	—	2.6

Total	13.7	3.9	1.6	4.2	70.2	93.6

Note: Lower of Moody’s or Standard & Poor’s rating, presented in Standard & Poor’s equivalent rating.

*	Total cash and investments at 3/31/09 (MMs) = $3,462.7

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ABS (2.7% of total cash and investments *)
Auto & Credit Card ABS — Non Sub-Prime (2.6%)
The Portfolio’s $90.4 million allocation to ABS includes $88.3 million of AAA rated securities. The ABS portfolio excluding Sub-Prime consists of auto, credit card, stranded cost and UK ABS. 54.4% of Validus’ auto- and credit card-backed allocation consists of securities whose loans were originated in 2006 and prior.
Validus’ ABS allocation, excluding Sub-Prime, has a weighted-average effective duration of 0.6 years; a weighted-average life of 0.6 years; a fair market price of 100.27 and corresponding yield of 5.1%; a book yield of 4.7% and an unrealized gain of approximately $0.2 million.
Home Equity ABS — Sub-Prime (0.1%)
The Portfolio’s $4.7 million sub-prime home equity ABS allocation includes $3.2 million of AAA rated securities. 63.8% of Validus’ sub-prime allocation consists of securities issued in 2006 and prior. The allocation has a weighted-average current credit enhancement of 36.3%. The credit enhancement will continue to increase as the securities pay down. The securities have a weighted-average FICO score of 619 and a loan-to-value ratio of 78.7%.
Validus’ overall home equity ABS allocation has a weighted-average effective duration of 0.8 years; a weighted-average life of 1.1 years; a fair market price of 88.63 and corresponding yield of 30.4%; a book yield of 0.7%; and an unrealized loss of approximately $1.2 million.
The following table shows fair market values by vintage year and rating:
Fair Market Values (in USD MM) of Sub prime HEL ABS by Vintage Year & Rating

Vintage	AAA	AA	A	BBB	BB and below	Total
2007	1.7	—	—	—	—	1.7
2006	1.1	—	1.5	—	—	2.6
2005	—	—	—	—	—	—
2004 and prior	0.4	—	—	—	—	0.4

Total	3.2	—	1.5	—	—	4.7

Note: Lower of Moody’s or Standard & Poor’s rating, presented in Standard & Poor’s equivalent rating.
CMBS (2.6% of total cash and investments *)
The Portfolio’s $88.5 million CMBS allocation consists entirely of AAA rated securities. The Portfolio is well-diversified with seasoned deals that have collateral with transparent histories. 91.1% of Validus’ CMBS allocation consists of securities issued in 2004 and prior. The allocation has a weighted average current credit enhancement of 33.0% and defeasance adjusted credit enhancement of 50.5%, both of which will increase as the securities pay down. The average loan-to-value ratio is 68.9% and the debt service coverage ratio in excess of 1.61.
Validus’ overall CMBS allocation has a weighted-average effective duration of 0.9 years; a weighted-average life of 1.0 years; a fair market price of 99.99 and corresponding yield of 6.1%; a book yield of 5.1%; and an unrealized loss of approximately $0.6 million.

*	Total cash and investments at 3/31/09 (MMs) = $3,462.7

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The following table shows fair market values by vintage year and rating:
Fair Market Values (in USD MM) of CMBS by Vintage Year & Rating

Vintage	AAA	AA	A	BBB	BB and below	Total
2007	7.9	—	—	—	—	7.9
2006	—	—	—	—	—	—
2005	—	—	—	—	—	—
2004 and prior	80.6	—	—	—	—	80.6

Total	88.5	—	—	—	—	88.5

Note: Lower of Moody’s or Standard & Poor’s rating, presented in Standard & Poor’s equivalent rating.

*	Total cash and investments at 3/31/09 (MMs) = $3,462.7
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As of March 31, 2009, the Portfolio’s allocation to Corporate and Financial issuers was $655.2 million and $242.5 million, respectively. The following table presents the ten largest Corporate and ten largest Financial issuers as of March 31, 2009:
Corporate Issuers

		% of Total
	Fair Value	Cash and
ISSUER	($MM)	Investments

AT&T INC	$30.1	0.9%
WELLS FARGO	23.3	0.7%
GENERAL ELECTRIC	20.9	0.6%
PEPSICO	19.7	0.6%
VERIZON	19.6	0.6%
BANK OF AMERICA	17.9	0.5%
ROCHE HOLDINGS	15.3	0.4%
HEWLETT-PACKARD	13.0	0.4%
WYETH	12.1	0.3%
ORACLE	11.9	0.3%

Sub-total	$183.8	5.3%

Financial Issuers

		% of Total
	Fair Value	Cash and
ISSUER	($MM)	Investments

WELLS FARGO	$23.3	0.7%
GENERAL ELECTRIC	20.9	0.6%
BANK OF AMERICA	17.9	0.5%
CITIGROUP	10.1	0.3%
JP MORGAN CHASE & CO	9.9	0.3%
BANK OF NEW YORK	9.4	0.3%
BP CAPITAL	8.9	0.3%
HOUSEHOLD FINANCE CORP	8.9	0.3%
GOLDMAN SACHS GROUP INC	8.8	0.3%
MORGAN STANLEY	8.1	0.2%

Sub-total	$126.2	3.8%

[1]	Issuers exclude government-backed, government-sponsored enterprises and cash and cash equivalents.

[2]	Credit exposures represent only direct exposure to fixed maturities and short-term investments of the parent issuer and its major subsidiaries.
These exposures exclude asset and mortgage backed securities that were issued, sponsored or serviced by the parent.

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